Exhibit 10.2
CONSULTING AGREEMENT
THIS CONSULTING AGREEMENT (this “Agreement”) is made as of February 4, 2010, between COLONIAL VENTURES LLC., a New Jersey Limited Liability Company (the “Consultant”), Gregory D. Cohen (the “Designated Person”) and ECLIPS ENERGY TECHNOLOGIES INC., a Florida corporation (the “Company”).
RECITALS
WHEREAS, Consultant has expertise in the area of the Company’s business and is willing to provide consulting services to the Company; and
WHEREAS, the Company desires to retain the Consultant, and the Consultant agrees to be retained by the Company, upon the terms and conditions hereinafter set forth.
NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, each intending to be legally bound hereby, agree as follows:
1. Terms and Conditions of Engagement.
(a) Engagement. The Consultant shall perform such consulting and advisory services, within Consultant’s area of expertise, as the Company or any of its subsidiaries may reasonably require from time to time, including but not limited to acquisitions, business development, management and sales services, and related services pertaining to the Company’s business. During the term of this Agreement, Designated Person, who shall accept appointment as Chairman of the Board of Directors and Chief Executive Officer of the Company, and shall perform the services on behalf of Consultant and shall personally serve in such capacities; Designated Person shall devote such time, attention and energy to the business and affairs of the Company as shall be necessary to perform the services specified herein. Consultant and Designated Person shall report to and follow the instructions of the full Board of Directors of the Company.
(b) Contractor Relationship. The parties acknowledge and agree that the Consultant is an independent contractor to the Company, not an employee of the Company. The Consultant is not an agent of the Company and shall have no right to bind the Company. The Consultant shall not be treated for any purposes as an employee of the Company. The Company will report all payments to be made hereunder on Form 1099 as payments to the Consultant for independent contracting services, and will not report any payments on Form W-2 to the Consultant, unless the Company is lawfully required to do so upon the advice of its auditors or tax advisors. The Consultant and Designated Person each agree to indemnify the Company with respect to all income taxes and payroll taxes, including all penalties and interest assessec against the Company, if any, with respect to the Consultant’s payments under this Agreement. This is a personal services contract for the services of the Designated Person to perform the services on behalf of Company, as agent of Consultant. The Consultant cannot satisfy the terms and conditions of this Agreement by making anyone else available to perform the services other than the Designated Person. The Company shall have no right to control the manner or means by which Consultant performs services hereunder; however, the Consultant shall devote sufficient business time and efforts to the performance of services for the Company to complete the services within the time frames for completion established by the Company. The Consultant shall use its best efforts in such endeavors. The Consultant shall also perform its services with a level of care, skill, and diligence that a prudent professional acting in a like capacity and familiar with such matters would use.

2. Compensation and Benefits.
(a) Base Compensation. The Company shall pay the Consultant base compensation starting at a monthly rate of Ten Thousand Dollars ($10,000) (the “Base Compensation”). The Base Compensation shall be paid in accordance with the normal payment practices for consultants of the Company as in effect from time to time, but in no event less often than monthly.
(b) Bonus. The Consultant shall be eligible for a discretionary bonus as determined by the Compensation Committee of the Board of Directors.
(c) Business Expenses. The Company shall promptly reimburse the Consultant for all travel, meals, entertainment and other ordinary and necessary business expenses incurred by the Consultant in the performance of his duties to the Company; provided, that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company applicable to Consultants generally. The Company will also reimburse Consultant for automobile expenses such as fuel, parking and tolls and for cell phone and Blackberry expenses in connection incurred in furtherance of the affairs of the Company.
(e) Benefits and Fringe Benefits. The company shall secure Director’s & Officer’s insurance in the amount of three million dollars ($3,000,000) minimum, prior to the Consultant’s commencement. The Consultant shall be entitled to receive benefits (with dependent coverage), including life insurance, health, medical, hospitalization, dental and prescription drug benefits, and travel accident insurance, and fringe benefits and perquisites in accordance with the plans, practices, programs and policies of the Company in effect for its senior Consultants from time to time. In the event that the Consultant elects not to participate in the Company’s health, medical, hospitalization, dental and prescription drug insurance plan or program (to the extent the Company makes such benefits available to its senior management personnel), then the Company will pay to the Consultant an amount equal to the amount of expense it would have incurred had the Consultant elected to participate in such plan or program.
(f) Founders Stock, Stock Options & Retirement Plans. The Consultant shall be entitled to participate, to the extent determined by the Compensation Committee of the Board, in all stock incentive plans and all qualified and nonqualified pension, savings and retirement plans, practices, policies and programs (if any) generally applicable to other senior Consultants of the Company on terms and conditions generally applicable to such Consultants from time to time. The Consultant shall be issued five million (5,000,000) shares of the company’s founders common stock. Two million five hundred thousand (2,500,000) which will vest upon execution of this agreement and the remaining two million five hundred thousand shares (2,500,000) will vest on the first to occur of: (i) the one (1) year anniversary of this agreement as long as the consultant is still engaged by the Company, and Designated Person is still serving as Chief Executive Officer or a member of the board of directors of the Company; or (ii) a Change of Control.

3. Term. The term of this Agreement (the “Term”) shall begin on the date of execution (the “Commencement Date”), and shall continue for two (2) years unless terminated sooner in accordance with Section 5, 6 or 7. Thereafter, this Agreement shall automatically renew on a year-to-year basis unless either party gives notice of non-renewal to the other at least sixty (60) days prior to an anniversary of the Commencement Date.
4. Termination Without Cause or for Good Reason.
(a) Compensation. If the Company terminates the Designated Person or Consultant’s position without Cause (as defined herein), or the Designated Person or Consultant terminates his position with the Company for Good Reason (as defined herein), subject to the provisions of this Agreement, the Consultant shall be entitled to receive from the Company his Base Compensation for the remainder of the Term, subject to Section 11(b) of this Agreement. The Base Compensation in such event shall be payable over the course of the remaining term following termination of this Agreement in accordance with the Company’s then-current payroll practices. The Consultant shall also receive payment of unpaid Base Compensation through the date of such termination; any unpaid bonus earned through the date of termination; any compensation previously deferred by the Consultant, including any deferred compensation (plus any accrued interest and earnings thereon), to the extent consistent with any applicable plan; reimbursement for any unreimbursed fees or expenses under Sections 3(c) incurred through the date of termination; and all other payments, benefits and rights under any benefit, compensation, incentive, equity or fringe benefit plan, program or arrangement or grant, to the extent consistent with any applicable plan (such payments, rights and benefits referred to in this sentence are collectively referred to hereinafter as “Rights”), payable no later than seven (7) days following such termination or as soon as practicable under the terms and conditions of the applicable plan, program or arrangement that are applicable to other consultants.
(b) Definition of Good Reason. For purposes of this Agreement, “Good Reason” shall mean the occurrence of any of the following events, without the written consent of the Designated Person or Consultant:
(i) the Company changes the responsibilities and/or positions of the Designated Person such that the Designated Person is no longer providing services similar to those for which he was retained, or no longer reports directly to the Board;
(ii) a reduction in the Base Compensation or the failure to pay when due Base Compensation or any other amounts due under this Agreement. Notwithstanding the foregoing, prior to the Consultant having the right to terminate this Agreement under this clause (ii), the Consultant shall first provide the Company with written notice specifying such reduction, failure to increase or failure to pay in reasonable detail and if such reduction, failure to increase or failure to pay is susceptible to remedy, the Company shall then have a ten (10) business day period to remedy such reduction, failure to increase or failure to pay alleged by the Consultant to be prohibited by this clause (ii) and if such reduction, failure to increase or failure to pay is remedied within such period, the Consultant shall have no right to terminate this Agreement based on such reduction, failure to increase or failure to pay, as the case may be;

(iii) a material reduction in the kind or level of benefits, fringe benefits or perquisites to which the Consultant is from time to time entitled by the express terms of this Agreement, or a failure to pay or provide such benefits, fringe benefits or perquisites when due. Notwithstanding the foregoing, prior to the Consultant having the right to terminate this Agreement under this clause (iii), the Consultant shall first provide the Company with written notice specifying such material reduction or failure in reasonable detail and if such material reduction or failure is susceptible to remedy, the Company shall then have a 30 day period to remedy such material reduction or failure alleged by the Consultant to be prohibited by this clause (iii), and if such material reduction or failure is remedied within such period, the Consultant shall have no right to terminate this Agreement based on such material reduction or failure, as the case may be;
(iv) a material diminution or material adverse change in the Designated Person’s, authorities, duties, responsibilities or reporting relationships, or assignment to the Designated Person of duties and authorities that are not commensurate with his position. Notwithstanding the foregoing, prior to the Consultant having the right to terminate this Agreement under this clause (iv), the Consultant shall first provide the Company with written notice specifying such material diminution, material adverse change or other action in reasonable detail and if such material diminution, material adverse change or other action is susceptible to remedy, the Company shall then have a 30 day period to remedy such material diminution, material adverse change or other action alleged by the Consultant to be prohibited by this clause (iv), and if such material diminution, material adverse change or other action is remedied within such period, the Consultant shall have no right to terminate this Agreement based on such material diminution, material adverse change or other action, as the case may be;
(v) a failure by the Company to procure, and deliver to the Consultant satisfactory evidence of, the assumption of this Agreement by any successor or subsidiary as required by Section 14. Notwithstanding the foregoing, if the Consultant has actual knowledge of circumstances that are anticipated to, or do or would, give rise to the Company’s obligations under Section 14, then prior to the Consultant having the right to terminate this Agreement under this clause (v), the Consultant shall first provide the Company with written notice specifying such failure in reasonable detail and if such failure is susceptible to remedy, the Company shall then have a 5 day period to remedy such failure alleged by the Consultant, and if such failure is remedied within such period, the Consultant shall have no right to terminate this Agreement based on such failure;
(vi) any purported termination of the Consultant’s position that is not effected pursuant to a Notice of Termination, within the meaning of Section 6(a), and otherwise in accordance with this Agreement, which, for purposes of this Agreement, shall be ineffective. Notwithstanding the foregoing, prior to the Consultant having the right to terminate this Agreement under this clause (vi), the Consultant shall first provide the Company with written notice specifying such breach in reasonable detail and if such breach is susceptible to cure, the Company shall then have a 5 day period to cure such breach alleged by the Consultant, and if such breach is cured within such period, the Consultant shall have no right to terminate this Agreement based on such breach;

(vii) a material breach by the Company of this Agreement. Notwithstanding the foregoing, prior to the Consultant having the right to terminate this Agreement under this clause (vii), the Consultant shall first provide the Company with written notice specifying such material breach in reasonable detail and, if such material breach is susceptible to cure, the Company shall then have a 30 day period to cure such material breach and if so cured, the Consultant shall have no right to terminate this Agreement based on such material breach;
(viii) the relocation of the Company’s principal place of business outside of a sixty (60) mile radius from the Consultant offices; or
(vix) any Change of Control (as defined below).
(c) Definition of Change of Control. For purposes of this Agreement, “Change of Control” shall mean the occurrence of any one or more of the following: (i) the accumulation, whether directly, indirectly, beneficially or of record, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of 50% or more of the shares of the outstanding common stock of the Company, (ii) a merger or consolidation of the Company in which the Company does not survive as an independent public corporation or upon the consummation of which the holders of the Company’s outstanding equity securities prior to such merger or consolidation own less than 50% of the outstanding equity securities of the Company after such merger or consolidation, or (iii) a sale of all or substantially all of the assets of the Company, provided, however, that the following acquisitions shall not constitute a Change of Control for the purposes of this Agreement: (A) any acquisitions of common stock or securities convertible into common stock directly from the Company, or (B) any acquisition of Common Stock or securities convertible into Common Stock by any employee benefit plan (or related trust) sponsored by or maintained by the Company.
5. Death and Disability. The Company may terminate the Consultant’s position if the Designated Person becomes Disabled during the Term. The Term shall automatically terminate upon the Designated Person’s death. Upon termination due to death or Disability, the Consultant shall receive all Rights, but no other compensation or severance. For purposes of this Agreement, “Disability” means that the Designated Person has been unable, after reasonable accommodation by the Company, for a period of one hundred eighty (180) consecutive days, or for periods aggregating one hundred eighty (180) days in any period of twelve (12) consecutive months, to perform a material portion of the Consultant’s duties under this Agreement as a result of physical or mental illness or injury.
6. Other Termination.
(a) Notice of Termination. Any termination of the Designated Person’s position hereunder by the Company shall be communicated by Notice of Termination to the Consultant in accordance with this Section 6(a). For purposes of this Agreement, a “Notice of Termination” means a written notice from the Company that states the specific termination provision of this Agreement relied upon, sets forth in reasonable detail the facts and circumstances claimed to provide the basis for such termination of the position under the provision so indicated, and specifies the date of termination of the position, which shall be not less than thirty (30) days from the date such Notice of Termination is received by the Consultant, subject to Section 7(c). In the event of a termination by the Company of the Designated Person without Cause, the Notice of Termination shall so state and shall not be required to provide any facts or circumstances claimed to provide the basis for such termination.

(b) Termination for Cause or without Good Reason. If (i) the Company terminates the Designated Person for Cause or (ii) the Designated Person terminates his position with the Company without Good Reason, the Consultant shall be entitled to all Rights, to be paid within seven (7) days following such termination or as soon as practicable under the terms and conditions of the applicable plan, program or arrangement that are applicable to other participants. For termination of the Designated Person’s position for Good Reason to be effective, notice of termination must be received by the Company no more than thirty (30) days after the Consultant learns of the acts or omissions purporting to constitute Good Reason which notice shall state the specific provision of this Agreement relied upon and set forth in reasonable detail the facts and circumstances claimed to provide the basis for such termination for Good Reason.
(c) Definition of Cause. For purposes of this Agreement, “Cause” shall mean (i) the occurrence of a breach of any material covenant contained in this Agreement by the Consultant (including Designated Person) and the failure to cure such breach within thirty (30) days following Consultant’s receipt of written notice with respect thereof; or (ii) Consultant’s (including the Designated Person’s) willful malfeasance, gross negligence or gross or willful misconduct in the performance of its duties hereunder after thirty (30) days prior written notice to the Consultant specifying the basis of such neglect and the failure of the Consultant (or Designated Person) to correct such neglect; or (iii) the Consultant’s (including Designated Person’s) theft or embezzlement from the Company; (iv) the Consultant (including Designated Person’s) having willfully engaged in misconduct with regard to the Company that has resulted in, or is reasonably likely to result in, material damage to the business or reputation of the Company; or (v) the Consultant’s (including Designated Person’s) conviction of a felony under the laws of the United States or any state of the United States; or (vi) a final order by the Securities and Exchange Commission pertaining to the Consultant (including Designated Person) that could reasonably be expected to impair or impede the Consultant (or Designated Person) from performing the functions and duties contemplated by this Agreement. For purposes of this Agreement, no act or failure to act by the Consultant shall be considered “willful” unless it is done, or omitted to be done, in bad faith and without a reasonable belief that the Consultant’s (including Designated Person’s) action or omission was in the best interests of the Company. Any act or failure to act based upon authority given pursuant to a resolution of the Board or the written instructions of the Board or based upon the written advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Consultant (or Designated Person) in good faith and in the best interests of the Company. For termination of the Consultant’s (or Designated Person’s) position for Cause to be effective pursuant to Section 6(c)(i), (ii) or (iii), the Board must give the Consultant at least ten (10) calendar days’ advance written notice of its intent to terminate his position for “Cause” specifying in reasonable detail the conduct the Board believes constitutes Cause; such notice must be received by the Consultant no more than thirty (30) calendar days after the Board learns of such conduct; and the termination for Cause must be pursuant to a resolution of the Board (1) adopted at a meeting of the Board of Directors called and held for such purpose (after reasonable notice is provided to the Consultant, and the Consultant and Designated Person are given an opportunity, together with counsel, to be heard by the Board of Directors) by the affirmative vote of a majority of the entire membership of the Board of Directors, excluding the Designated Person, (2) specifying the specific grounds on which the termination for Cause is based, which grounds must have been set forth in the original Cause notice, and (3) finding that in the opinion of the Board of Directors such grounds constitute Cause as described in Section 6 (c)(i), (ii) or (iii).

(d) Accelerated Vesting. The following shall apply to all Options and Restricted Stock at any time held by Consultant or the Designated Person, whether issued under this Agreement, under any plan of the Company, or in any other manner:
(1)
Upon termination of the Consulting Agreement or Designated Person pursuant to Sections 6 (b): (i) all unvested Options shall immediately expire effective the date of termination of the Agreement or the Designated Person’s positions with the Company and all vested Options, to the extent unexercised, shall expire twelve (12) months after the termination; and (ii) shares of Restricted Stock for which restrictions have not lapsed will be immediately forfeited.

(2)
If the Consulting Agreement or Designated Person is terminated pursuant to Section 3, where the Company has offered to renew the term of the agreement for an additional one (1) year period and the Consultant or Designated Person chooses not to continue the Agreement or as an officer or director of the Company: (i) all unvested Options shall immediately expire effective the date of termination of this Agreement or the Designated Person’s positions with the Company and all vested Options, to the extent unexercised, shall expire twelve (12) months after the termination; and (ii) shares of Restricted Stock for which restrictions have not lapsed will be immediately forfeited.

(3)
f the Consulting Agreement or Designated Person is terminated: (A) in connection with a Change of Control, (B) by the Company without Cause, (C) the Company tendered the Executive a Non-Renewal Notice for any reason other than for Cause or (D) due to death or disability of the Designated Person: (i) all unvested Options shall immediately vest and become exercisable effective the date of termination, and, to the extent unexercised, shall expire twenty-four (24) months after any such event and (ii) restrictions shall immediately lapse with respect to all shares of Restricted Stock.

(4)
If the Consulting Agreement or the Designated Person is terminated for “Cause” or has otherwised breached any of the terms or provisions of this Agreement: (i) all Options, whether or not vested, shall immediately expire; and (ii) all shares of Restricted Stock for which restrictions have not lapsed shall be forfeited effective the date of termination.

(5)
The Company shall cause all future agreements, certificates or other documents evidencing any grant of Options or award of Restricted Stock to the Consultant or Designated Person to contain the foregoing provisions and shall agree to amend all existing agreements, certificates or other documents evidencing any grant of Options or award of Restricted Stock to contain the foregoing provisions.

(6)
For the avoidance of doubt, the term “Restricted Stock” as used in this Agreement shall not include any shares of common stock beneficially owned that were not issued pursuant to an equity compensation plan or which are no longer subject to forfeiture pursuant to any Restricted Stock agreement with the Company, but will include all shares issued under this Agreement or as compensatory plan shares to any designee of Consultant or the Designated Person.

7. Indemnification.
(a) If the Consultant or Designated Person is made a party to or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that the Consultant or Designated Person is or was serving at the request of the Company, or in connection with his service hereunder, as a director, officer, member, partner, employee, fiduciary, trustee, consultant, representative or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, the Consultant and Designated Person shall be indemnified and held harmless by the Company to the fullest extent permitted by the Company’s certificate of incorporation, by-laws, or applicable law, as the case may be, on the same basis as all other senior Consultants, against all Expenses (as defined below) incurred or suffered by the Consultant or Designated Person in connection therewith, and such indemnification shall continue as to the Consultant and Designated Person even if the Consultant ceases to be a consultant, representative or agent of the Company, and shall inure to the benefit of Designated Person’s heirs, executors and administrators. The term “Expenses” shall include reasonable fees, costs, and expenses, losses, judgments, damages, liabilities, fines, penalties, excise taxes, settlements, reasonable attorneys’ fees and expenses, reasonable accountants’ and other professionals’ fees and expenses, and reasonable disbursements and costs of attachment or similar bonds, investigations, and any reasonable expenses of establishing a right to indemnification under this Agreement. Without limiting the foregoing reference to the Company’s Certificate of Incorporation, By-Laws or applicable law, the right of the Consultant to indemnification is subject to the Consultant’s or Designated Person’s actions, which form the basis for the Proceeding having been taken in good faith and in a manner the Consultant or Designated Person reasonably believed to be in or not opposed to the best interest of the Company and, with respect to any criminal action or proceeding, the Consultant or Designated Person had no reasonable cause to believe that his conduct was unlawful.
(b) The Company shall, within seven (7) days of presentation of invoices or other appropriate documentation, pay all Expenses incurred in connection with any Proceeding relating to the Consultant’s or Designated Person’s services of the Company or any other indemnifiable matter; provided that if it is determined in accordance with the Company’s Certificate of Incorporation, bylaws, this Agreement and/or applicable law that the Consultant is not entitled to reimbursement for all or any part of such Expenses, the Company shall not be obligated to pay the Expenses, or if paid, the Consultant shall reimburse the Company therefor.

(c) Notwithstanding any other provisions of this Agreement to the contrary, the obligations of the Company under this Section 7 shall continue during the Term and, after the Consultant ceases to be a Consultant to the Company, during any period which the Consultant or Designated Person may be liable for acts or omissions as a Consultant to the Company or its subsidiaries or affiliates or any other potentially indemnifiable matter (but no less than three (3) years after the date of such cessation) on the same basis as all other consultants of the Company.
(d) The right to indemnification and the payment of Expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Section 7 shall not be exclusive of any other right which the Consultant or Designated Person may have or hereafter may acquire under any statute, provision of the certificate of incorporation or by-laws of the Company, agreement, vote of stockholders or disinterested directors or otherwise.
8. Confidential Information. The Consultant and Designated Person shall, from time to time, have access to confidential information relating to the business of the Company and its subsidiaries. During the Term and at all times thereafter, the Consultant and Designated Person shall not communicate or knowingly divulge any such confidential information that he may obtain during the Consultant’s position with the Company and its subsidiaries to any other person, firm or corporation, except to the minimum extent necessary in the course of the Consultant’s position with the Company and its subsidiaries or with the prior written consent of the Company or to defend his own rights or as required by applicable law or regulation or the order of a court or other governmental body having jurisdiction over such matter; provided, however, that the Consultant shall have no obligation to maintain in confidence any information that is or becomes publicly available other than as a result of the Consultant’s violation of this Section 9 or any information of a type not otherwise considered confidential by persons engaged in the business conducted by the Company or any of its subsidiaries.
9. Non-Competition. During the Term and continuing until the twelve month anniversary date after the termination of the Consultant’s position under this Agreement (the “Restricted Period”), the Consultant and Designated Person shall not, without the prior written consent of the Company, directly or indirectly, render services of a business, professional or commercial nature (whether for compensation or otherwise) or lend money to any person or entity competitive with the business engaged in by the Company or any of its subsidiaries within twelve (12) months prior to such termination of the position, or serve as an officer, director, employee, partner, member, owner, consultant or independent contractor in any entity which is competitive with the business engaged in by the Company or any of its subsidiaries within twelve (12) months prior to such termination of his position. Notwithstanding the foregoing, nothing shall prevent the Consultant or Designated Person from (a) owning publicly traded securities issued by any such competitive entity, provided that the ownership thereof by the Consultant or Designated Person does not constitute more than 2% of all of such entity’s publicly traded outstanding securities or (b) being employed by or otherwise involved with a subsidiary or division, which is not competitive with the business of the Company or any of its subsidiaries, of a company that is otherwise competitive with the business of the Company or any of its subsidiaries. The Consultant and Designated Person acknowledge that the restrictions contained in this Section 9 and in Section 10 of this Agreement are fair and reasonable to protect the legitimate interests of the Company, are not unreasonably burdensome to the Consultant or Designated Person, and are supported by adequate consideration.

10. Non-Solicitation. During the Restricted Period, Designated Person shall not, directly or indirectly, for himself or on behalf of any other person or entity, employ, engage or retain any person who at any time during the then immediately preceding 12 month period shall have been an employee of the Company or any of its subsidiaries (other than any such person whose employment was terminated by the Company prior to such employment, engagement or retention), or contact any supplier, customer or employee of the Company or any of its subsidiaries for the purpose of soliciting or diverting any such supplier, customer or employee from its business relationship with the Company or any of its subsidiaries or otherwise intentionally interfering with the business relationship of the Company or any of its subsidiaries with any of the foregoing.
11. Non-Disparagement; Release; Other Agreements.
(a) At any time during the Term and thereafter, the Company and/or its subsidiaries or affiliates (collectively, the “Company Parties”), on the one hand, and the Consultant and Designated Person, on the other hand, shall not make or authorize any person to make or allow any statement or take any action, public or private, which would disparage or criticize the other party, including, for example, their character and/or services; provided, however, that nothing contained in this Section 11(a) shall preclude any Company Party or the Consultant from making any truthful statement in good faith which is required by any applicable law or regulation or the order of a court or other governmental body.
(b) As a condition to the receipt by the Consultant of Base Compensation following termination pursuant to Section 4, the Consultant and the Company shall execute and deliver a mutual release of claims in form and substance reasonably acceptable to the parties hereto.
12. Notice. All notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed certified or registered mail, return receipt requested, postage prepaid, and, if to the Consultant, addressed to him at 18 Hearthstone Terrace, Livingston, New Jersey 07039, and, if to the Company, addressed to it at 136 East 36th Street, 8D, New York, New York 10016, Attention: Chief Operating Officer, or to such other address as either party may have furnished to the other in accordance herewith, except that notice of change of address shall be effective only upon receipt.
13. Applicable Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to rules relating to conflict of law. Each of the Consultant and the Company unconditionally and irrevocably consents to the exclusive jurisdiction and venue of the Supreme Court of the State of New York, New York County and the United States District Court for the Southern District of New York as the sole venue for any suit, action or proceeding arising out of or relating to this Agreement, and each of the Consultant and the Company hereby unconditionally and irrevocably waives any objection to venue in any such court or to assert that any such court is an inconvenient forum, and agrees that service of any summons, complaint, notice or other process relating to such suit, action or other proceeding may be effected in the manner provided in Section 12 hereof. Each of the Consultant and the Company hereby unconditionally and irrevocably waives the right to a trial by jury in any such action, suit or other proceeding.

14. Successors; Binding Agreement. This Agreement shall be binding upon any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, and the Company shall require any such successor to expressly assume and agree in writing to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place, or, in the event the Company remains in existence, the Company shall continue to retain the Consultant under the terms hereof. The Company cannot assign, or delegate its duties under, this Agreement except (i) pursuant to the immediately preceding sentence, or (ii) to a subsidiary of the Company, provided that such subsidiary expressly assumes and agrees in writing to perform this Agreement and, in such case, the Company’s liability to make and provide payments and benefits hereunder shall nevertheless not be discharged thereby. As used in this Agreement, the “Company” shall mean the Company and any successor to its business and/or assets, which assumes or is obligated to perform this Agreement by contract, operation of law or otherwise. This Agreement shall inure to the benefit of and be enforceable by the Consultant and his personal or legal representatives, executors, estate, trustee, administrators, successors, heirs, distributees, devisees and legatees. The Consultant may not assign this Agreement or any rights hereunder, or delegate his duties under this Agreement, without the prior written consent of the Company; however, in the event of the death of the Designated Person, all rights to receive payments hereunder shall become rights of the Designated Person’s devisee, legatee or other designee or the Designated Person’s estate.
15. No Mitigation; No Set-Off. In the event of any termination of the Consultant’s position, Designated Person shall be under no obligation to seek employment or take any other action by way of mitigation of the amounts payable, or benefits provided, to the Consultant under any of the provisions of this Agreement. The Company’s obligation to make the payments, and provide the benefits, provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by (a) any set-off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against the Consultant except pursuant to Section 7, or (b) any remuneration or benefits attributable to any subsequent employment with an unrelated person, or any self-employment, that the Consultant may obtain. Any amounts due under Section 4 are considered reasonable by the Company and are not in the nature of a penalty.
16. Non-Exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Consultant’s continuing or future participation in any benefit or compensation plan, program, policy or practice provided by the Company and for which the Consultant may qualify, nor shall anything herein limit or otherwise affect such rights as the Consultant may have under any other contract or agreement entered into after the Commencement Date with the Company. Amounts that are vested benefits or that the Consultant is otherwise entitled to receive under any benefit or compensation plan, policy, practice or program of, or any contract or agreement entered into after the date hereof with, the Company at or subsequent to the date his position with the Company terminates shall be payable in accordance with such benefit or compensation plan, policy, practice, program, contract or agreement, except as explicitly modified by this Agreement. Notwithstanding the foregoing, nothing in this Section is intended to give the Consultant additional rights not set forth in this Agreement.

17. Entire Agreement; Modification. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral. No provision of this Agreement may be waived, modified, amended or discharged unless such waiver, modification, amendment or discharge is agreed to in writing and signed by the Consultant and such officer of the Company as may be specifically designated by the Company. No waiver by either party to this Agreement at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.
18. Company’s Representations. The Company represents and warrants that it is free to enter into this Agreement and to perform each of the terms and covenants of it. The Company represents and warrants that it is not restricted or prohibited, contractually or otherwise, from entering into and performing this Agreement, and that its execution and performance of this Agreement is not a violation or breach of, and does not conflict with, any other agreement between the Company and any other person or entity. The Company represents and warrants that this Agreement is a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.
19. Consultant’s Representations. The Consultant represents and warrants that it is free to enter into this Agreement and to perform each of the terms and covenants of it. The Consultant and Designated Person represents and warrants that they are not restricted or prohibited, contractually or otherwise, from entering into and performing this Agreement, and that his execution and performance of this Agreement is not a violation or breach of, and does not conflict with, any other agreement between the Consultant and any other person or entity. The Consultant represents and warrants that this Agreement is a legal, valid and binding agreement of the Consultant, enforceable in accordance with its terms.
20. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.
21. Severability. The Company and the Consultant agree that the agreements and provisions contained in this Agreement are severable and divisible, that each such agreement and provision does not depend upon any other provision or agreement for its enforceability, and that each such agreement and provision set forth herein constitutes an enforceable obligation between the parties hereto. Consequently, the parties hereto agree that neither the invalidity nor the unenforceability of any provision of this Agreement shall affect the other provisions, and this Agreement shall remain in full force and effect and be construed in all respects as if such invalid or unenforceable provision were omitted.

22. Survival. The Consultant’s rights hereunder, including rights to compensation and benefits shall survive the termination of this Agreement and the termination of his position hereunder. In addition, Sections 7 through 21, and Sections 23 and 24, as applicable to each of the Consultant, Designated Person and the Company, shall survive the termination of this Agreement and the termination of the Designated Person’s position hereunder.
23. Headings; Construction. The inclusion of headings in this Agreement is for convenience of reference only and shall not affect the construction or interpretation hereof. The words “Section” and “clause” herein shall refer to provisions of this Agreement, unless expressly indicated otherwise. The words “include,” “includes” and “including” herein shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of similar import, unless the context otherwise requires.
24. Specific Performance. The Consultant acknowledges that any breach or threatened breach of its covenants contained in this Agreement could cause the Company material and irreparable damage, the exact amount of which will be difficult to ascertain and that the remedies at law for any such breach or threatened breach will be inadequate. Accordingly, the Consultant agrees that the Company shall, in addition to all other available rights and remedies (including, but not limited to, seeking such damages), be entitled to specific performance and injunctive relief in respect of any breach or threatened breach by the Consultant of any covenants contained in this Agreement, without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law or irreparable harm.
IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto executed this Agreement as of the day and year first written above.
ECLIPSE ENERGY TECHNOLOGIES, INC.

By:	/s/ Glenn Kesner
	Name:	Glenn Kesner
	Title:	Director

COLONIAL VENTURES, LLC

By:	/s/ Gregory D. Cohen
	Name:	Gregory D. Cohen
	Title:	Manager

GREGORY D. COHEN

/s/ Gregory D. Cohen

Gregory D. Cohen, Individually